Exhibit 99

Resideo Announces First Quarter 2023 Financial Results

SCOTTSDALE, Ariz., May 3, 2023 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer and developer of technology-driven products and components that provide critical home comfort, energy management, and safety and security solutions and a leading wholesale distributor of low-voltage security, life safety, audio visual, data com, and other product categories, today announced financial results for the first quarter ended April 1, 2023.
First Quarter 2023 Financial Highlights
•Net revenue of $1.55 billion, up 3% from $1.51 billion in the first quarter 2022
•Income from operations of $138 million, or 8.9% of revenue, compared to $172 million, or 11.4% of revenue in the first quarter 2022
•Net income of $57 million, or 3.7% of revenue, compared to $87 million, or 5.8% of revenue in the first quarter 2022
•Non-GAAP Adjusted EBITDA of $138 million, or 8.9% of revenue, compared to $173 million, or 11.5% of revenue in the first quarter 2022
•Fully diluted earnings per share of $0.38, compared to $0.58 per share in the first quarter 2022
•Non-GAAP fully diluted earnings per share of $0.39 compared to $0.63 in the first quarter 2022
Management Remarks
“We delivered good first quarter financial results that met our expectations against what remains a challenging market,” commented Jay Geldmacher, Resideo’s President and CEO. “While we saw improvements in our supply chain during the first quarter, we continue to face year-over-year inflationary cost pressures and softer end demand in many of our residential markets. Our teams are focused on taking advantage of the improving supply chain and logistics environments to drive improved profitability and cash generation as 2023 progresses.”
“Volumes across the business were constrained in the quarter by moderating end demand and inventory rebalancing within a number of our channels. We have taken actions to reduce costs, including headcount reductions and facility optimization activities, while remaining focused on growth initiatives including delivering new product introductions within Products and Solutions and driving digital and adjacent category initiatives at ADI. As we move through 2023, we expect profitability benefits from our restructuring actions as well as incremental cost savings opportunities.”
Products and Solutions First Quarter 2023 Highlights
•Net revenue of $658 million, up 6% compared to the first quarter 2022
•Gross margin of 38.0%, down 530 basis points compared to the first quarter 2022
•Operating profit of $117 million, down 24% compared to the first quarter 2022
•Introduction of new products touching multiple product categories
Products and Solutions delivered net revenue of $658 million in the first quarter 2023, up 6% compared to first quarter 2022. First quarter 2023 results include $98 million of net revenue contribution from the First Alert acquisition and unfavorable foreign exchange fluctuations of approximately $13 million. Price realization remained strong during the first quarter, partially offsetting decreased volumes. Growth from the inclusion of First Alert sales was partially offset by slower traditional Security and Energy product sales.
Gross margin for the quarter was 38.0%, compared to 43.3% in the first quarter 2022. Gross margin was negatively impacted by input cost inflation, the inclusion of lower margin First Alert revenue, and lower volumes, partially offset by pricing actions. Operating profit for the quarter was $117 million or 17.8% of revenue, down from 24.7% in first quarter 2022.
ADI Global Distribution First Quarter 2023 Highlights
•Net revenue of $891 million was essentially flat compared to the first quarter 2022
•Gross margin of 19.2%, down 10 basis points compared to the first quarter 2022
•Operating profit of $72 million, down 10% compared to the first quarter 2022
•Continued expansion of e-commerce sales and digital initiatives
ADI first quarter 2023 net revenue of $891 million was up $4 million compared to the first quarter 2022. Acquisitions completed over the past twelve months added $23 million to net revenue and foreign exchange was unfavorable by approximately $14 million. ADI continued to see reduced activity within residential focused intrusion and audio visual categories and experienced slowing growth across a number of commercial oriented categories in the quarter.
ADI’s e-commerce channel grew 17% in the first quarter 2023 compared to the prior year period, representing 20% of total ADI net revenue. Overall touchless revenue reached 39% of ADI’s total revenue in the quarter. Touchless revenue includes e-commerce activity through websites and mobile applications, electronic data interchange transactions, and automated email order entry transactions. ADI continues to invest in the build-out of digital tools to support internal activities and enhance the customer buying experience.
Gross margin of 19.2% in the first quarter 2023 was down 10 basis points compared to first quarter 2022. Reduced inflationary pricing benefits were largely offset by higher vendor rebates and freight cost improvements. Selling, general and administrative expenses were $97 million in first quarter 2023, up 8% compared to 2022 supporting inorganic growth in adjacent categories and investment in digital initiatives. Operating profit of $72 million for first quarter 2023 was down 10% from $80 million in first quarter 2022.
First Quarter 2023 Financial Performance
Consolidated net revenue of $1.55 billion in first quarter 2023 was up 3% compared with the prior year first quarter of $1.51 billion. Gross profit margin for first quarter 2023 was 27.1%, down 200 basis points compared to 29.1% in the prior year first quarter. Resideo’s operating profit of $138 million in first quarter 2023 compared to the prior year quarter’s operating profit of $172 million. Total Corporate costs were $51 million, down from $61 million in the prior year quarter due primarily to lower acquisition related costs. Net income for first quarter 2023 was $57 million, or $0.38 per diluted common share, compared with $87 million, or $0.58 per diluted common share, in the first quarter 2022.
Cash Flow and Liquidity
Net cash used by operating activities of $4 million in first quarter 2023 compared to cash used by operating activities of $59 million in the first quarter 2022. The improved cash from operating activities was driven by working capital improvements. At April 1, 2023, Resideo had cash and cash equivalents of $292 million and total outstanding debt of $1.41 billion.
Outlook
The following table summarizes the Company’s current second quarter 2023 and full year 2023 outlook.

($ in millions, except per share data)	Q2 2023	2023
Net revenue	$1,590 - $1,640	$6,200 - $6,550
Gross profit margin	26.8% - 27.8%	26.8% - 27.8%
Income from operations	$150 - $170	$625 - $675
GAAP Earnings per share	$0.41 - $0.51	$1.80 - $2.00

Conference Call and Webcast Details
Resideo will hold a conference call with investors on May 3, 2023, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo First Quarter 2023 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through our ADI Global Distribution business, we are also a leading wholesale distributor of low-voltage security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data com, wire and cable, and smart home solutions. For more information about Resideo, please visit www.resideo.com.

Contacts:

Investors:	Media:
Jason Willey	Garrett Terry
Vice President, Investor Relations	Lead Communications Specialist
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second quarter 2023 and full year 2023, (2) our ability to recognize the expected savings from, and the timing and impact of, our cost reduction actions, (3) the disruption to our business and global economy caused by the lingering effects of COVID-19, (4) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (5) risks related to our recently completed acquisitions including our ability to achieve the targeted amount of annual cost synergies, successfully integrate the acquired operations (including successfully driving category growth in connected offerings) and (6) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

The Company discloses a tabular comparison of Non-GAAP Adjusted Net Income per diluted common share and Non-GAAP Adjusted Net Income applicable to common shares, which are non-GAAP measures, because they are instrumental in comparing the results from period to period. Non-GAAP Adjusted Net Income per diluted common share and Non-GAAP Adjusted Net Income applicable to common shares should not be considered in isolation or as a substitute for Net Income per diluted common share and Net Income applicable to common shares as reported on the face of our consolidated statements of operations. We define Non-GAAP Adjusted Net Income per diluted common share and Non-GAAP Adjusted Net Income applicable to common shares adjusted for the following items: pension settlement loss, restructuring and impairment expenses; acquisition related costs; and Tax Matters Agreement gain. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release.

We define Non-GAAP Adjusted EBITDA as net income, adjusted for the following items: provision for income taxes; depreciation and amortization; interest expense, net; stock-based compensation expense, pension settlement loss, restructuring and impairment expenses; acquisition related costs; and Tax Matters Agreement gain. We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Non-GAAP Adjusted EBITDA for the second quarter and full year of 2023 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q1 2023
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$658	$891	$—	$1,549
Cost of goods sold	408	720	1	1,129
Gross profit (loss)	250	171	(1)	420
Research and development expenses	27	—	—	27
Selling, general and administrative expenses	98	97	49	244
Intangible asset amortization	6	2	1	9
Restructuring and impairment expenses	2	—	—	2
Income (loss) from operations	$117	$72	$(51)	$138

	Q1 2022
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$619	$887	$—	$1,506
Cost of goods sold	351	716	1	1,068
Gross profit (loss)	268	171	(1)	438
Research and development expenses	24	—	—	24
Selling, general and administrative expenses	87	90	59	236
Intangible asset amortization	4	1	1	6
Restructuring and impairment expenses	—	—	—	—
Income (loss) from operations	$153	$80	$(61)	$172

	Q1 2023 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	6%	0%	N/A	3%
Cost of goods sold	16%	1%	0%	6%
Gross profit (loss)	(7)%	0%	0%	(4)%
Research and development expenses	13%	N/A	N/A	13%
Selling, general and administrative expenses	13%	8%	(17)%	3%
Intangible asset amortization	50%	100%	—%	50%
Restructuring and impairment expenses	N/A	N/A	N/A	N/A
Income (loss) from operations	(24)%	(10)%	(16)%	(20)%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in millions, except per share data)	April 1, 2023	April 2, 2022
Net revenue	$1,549	$1,506
Cost of goods sold	1,129	1,068
Gross profit	420	438
Research and development expenses	27	24
Selling, general and administrative expenses	244	236
Intangible asset amortization	9	6
Restructuring and impairment expenses	2	—
Income from operations	138	172
Reimbursement Agreement expense (1)	41	41
Other income, net	(2)	(1)
Interest expense, net	18	11
Income before taxes	81	121
Provision for income taxes	24	34
Net income	$57	$87

Earnings per share:
Basic	$0.39	$0.60
Diluted	$0.38	$0.58

Weighted average number of shares outstanding:
Basic	147	145
Diluted	149	149
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended
(in millions)	April 1, 2023	April 2, 2022
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$41	$41
Cash payments made to Honeywell	(35)	(35)
Accrual increase, non-cash component in period	$6	$6
Refer to Note 16. Commitments and Contingencies in our Form 10Q for the period ended April 1, 2023 for further discussion.

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	April 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$292	$326
Accounts receivable, net	985	1,002
Inventories, net	1,008	975
Other current assets	210	199
Total current assets	2,495	2,502

Property, plant and equipment, net	379	366
Goodwill	2,736	2,724
Intangible assets, net	471	475
Other assets	318	320
Total assets	$6,399	$6,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$894	$894
Current portion of long-term debt	12	12
Accrued liabilities	563	640
Total current liabilities	1,469	1,546

Long-term debt	1,402	1,404
Obligations payable under Indemnification Agreements	584	580
Other liabilities	340	328
Total liabilities	3,795	3,858

Stockholders’ equity
Common stock, $0.001 par value: 700 shares authorized, 150 and 147 shares issued and outstanding at April 1, 2023 and 148 and 146 shares issued and outstanding at December 31, 2022, respectively	—	—
Additional paid-in capital	2,191	2,176
Retained earnings	657	600
Accumulated other comprehensive loss, net	(200)	(212)
Treasury stock at cost	(44)	(35)
Total stockholders’ equity	2,604	2,529
Total liabilities and stockholders’ equity	$6,399	$6,387

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in millions)	April 1, 2023	April 2, 2022
Cash Flows From Operating Activities:
Net income	$57	$87
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	24	20
Stock-based compensation expense	12	11
Other, net	2	2
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	23	(61)
Inventories, net	(27)	(66)
Other current assets	(8)	(12)
Accounts payable	(12)	17
Accrued liabilities	(86)	(66)
Other, net	11	9
Net cash used in operating activities	(4)	(59)
Cash Flows From Investing Activities:
Capital expenditures	(20)	(19)
Acquisitions, net of cash acquired	(6)	(633)
Other investing activities, net	—	(13)
Net cash used in investing activities	(26)	(665)
Cash Flows From Financing Activities:
Proceeds from issuance of A&R Term B Facility	—	200
Repayments of long-term debt	(3)	(3)
Payment of debt facility issuance and modification costs	—	(4)
Other financing activities, net	(6)	(4)
Net cash (used in) provided by financing activities	(9)	189
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	6	—
Net decrease in cash, cash equivalents and restricted cash	(33)	(535)
Cash, cash equivalents and restricted cash at beginning of period	329	779
Cash, cash equivalents and restricted cash at end of period	$296	$244

Supplemental Cash Flow Information:
Interest paid	$27	$14
Taxes paid, net of refunds	$19	$12
Capital expenditures in accounts payable	$15	$13

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
	April 1, 2023	April 2, 2022
GAAP Net income per diluted common share	$0.38	$0.58
Restructuring and impairment expenses	0.01	—
Acquisition related costs	—	0.07
Pension settlement loss	0.02	—
Tax Matters Agreement gain	(0.01)	—
Tax effect of applicable non-GAAP adjustments (1)	(0.01)	(0.02)
Non-GAAP Adjusted net income applicable to common shares	$0.39	$0.63

	Three Months Ended
(in millions)	April 1, 2023	April 2, 2022
GAAP Net income applicable to common shares	$57	$87
Restructuring and impairment expenses	2	—
Acquisition related costs	—	10
Pension settlement loss	3	—
Tax Matters Agreement gain	(2)	—
Tax effect of applicable non-GAAP adjustments (1)	(1)	(3)
Non-GAAP Adjusted net income applicable to common shares	$59	$94
(1)The Company calculated the tax effect of non-GAAP adjustments by applying a flat statutory tax rate of 25% for the three months ended April 1, 2023 and April 2, 2022.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions)	April 1, 2023	April 2, 2022
Net revenue	$1,549	$1,506

GAAP Net income applicable to common shares	$57	$87
Provision for income taxes	24	34
GAAP Income before taxes	81	121
Depreciation and amortization	24	20
Interest Expense, net	18	11
Stock-based compensation expense	12	11
Pension settlement loss	3	—
Restructuring and impairment expenses	2	—
Acquisition related costs	—	10
Tax Matters Agreement gain	(2)	—
Non-GAAP Adjusted EBITDA	$138	$173
Non-GAAP Adjusted EBITDA as a % of net revenue	8.9%	11.5%

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended
(in millions)	April 1, 2023	April 2, 2022
Net revenue	$658	$619

GAAP Income from operations	$117	$153
Stock-based compensation expense	4	4
Restructuring and impairment expenses	2	—
Non-GAAP Adjusted Income from Operations	$123	$157

Depreciation and amortization	17	15
Non-GAAP Adjusted EBITDA	$140	$172
Non-GAAP Adjusted EBITDA as a % of net revenue	21.3%	27.8%

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended
(in millions)	April 1, 2023	April 2, 2022
Net revenue	$891	$887

GAAP Income from operations	$72	$80
Stock-based compensation expense	2	2
Non-GAAP Adjusted Income from Operations	$74	$82

Depreciation and amortization	4	3
Non-GAAP Adjusted EBITDA	$78	$85
Non-GAAP Adjusted EBITDA as a % of net revenue	8.8%	9.6%